                               SUBLEASE AGREEMENT
                              (11,900 square feet)

    THIS SUBLEASE AGREEMENT ("Sublease") is made as of the 28th day of January, 1999 between COMPUS SERVICES CORPORATION ("Sublandlord") and VISUAL NETWORKS OPERATIONS, INC. ("Subtenant").

    WHEREAS, by that Lease Agreement dated October 31, 1996 between Sublandlord and The Equitable Life Assurance Society of the United States, the predecessor to TA/Western, LLC (the "Prime Landlord"), Sublandlord leased a premises containing approximately 11,900 rentable square feet of space (the "Premises") in a building located at 2092 Gaither Road, Rockville, Maryland (the "Building"), a true and complete copy of which is attached hereto as Exhibit A (the "Primary Lease"); and

    WHEREAS, Sublandlord has agreed to lease to Subtenant and Subtenant has agreed to lease from Sublandlord the Premises in accordance with the terms of this Sublease, and the Prime Landlord has consented or will consent to such subleasing on the terms and conditions hereinafter set forth.

    NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

    1. Subleased Premises. Sublandlord hereby subleases to the Subtenant, and the Subtenant hereby subleases from Sublandlord the Premises leased to Sublandlord under the Primary Lease and more specifically outlined in Exhibit B attached hereto (the "Subleased Premises"). The Subleased Premises are delivered "as is", subject to the terms and conditions of the Primary Lease.

    2. Quiet Enjoyment; Care and Surrender of the Premises. Subject to the terms of this Sublease and the Primary Lease, so long as Subtenant performs and observes all the covenants and agreements on its part herein contained, it shall peaceably and quietly have, hold and enjoy the Subleased Premises.

    Without limiting any other provision of this Sublease or the Primary Lease, Subtenant shall take good care of the Premises, suffer no waste or injury thereto and shall comply with all laws, orders and regulations which are imposed on Sublandlord as tenant under the Primary Lease and as are applicable to the Premises, the Building and Subtenant's use thereof. Upon the Expiration Date (as defined below) or sooner of this Sublease, Subtenant shall quit and surrender the Premises to Sublandlord in the condition such Premises were in on the Commencement Date (as defined below), broom clean, in good order and condition, ordinary wear and tear and damage by fire and other insured casualty excepted. Subtenant agrees to indemnify and save Sublandlord harmless from and against any and all loss, cost, expense or liability resulting from the failure of, or delay by, Subtenant in so surrendering the Premises on or before the Expiration Date, including without limitation, any claims made by the Prime Landlord founded on such failure or delay.

    On or before the Expiration Date, Subtenant shall remove all of its personal property from the Premises at its sole expense. On such date, any and all improvements and alterations shall become the property of the Sublandlord, subject however to the terms of the Primary Lease.

    3. Term of Sublease. The term of this Sublease (the "Sublease Term") shall commence on the earlier to occur of (i) March 15, 1999, or (ii) the date of substantial completion of the improvements of approximately five thousand three hundred thirty-seven (5,337) square feet of space in the Building (the "Compus Services Space"), as set forth in the Sublease Agreement between Sublandlord and Subtenant dated as of the date hereof (the "Compus Services Sublease"), which date is anticipated to be March 1, 1999 (the "Commencement Date") and end on November 29, 2001 (the "Expiration Date"). The Expiration Date is one day prior to the date the Lease Term ends under the Primary Lease. Promptly upon the request of either party, a memorandum or lease terms agreement memorializing the Commencement Date and the Expiration Date will be executed and delivered.

    4. Rent. For the Sublease Term, Subtenant shall pay to Sublandlord Basic Rental and any additional rent due and payable to Prime Landlord under the Primary Lease, including without limitation, the Basic Rental payable in the amount described in Sections 3 and 4 of the Primary Lease and Sublandlord's share of any operating expenses payable under Section 8 of the Primary Lease. Subtenant covenants, without any previous demand therefor and without deduction, set-off, recoupment, or counterclaim, to pay payments on or before that date which is five (5) days before the date such payments are due under the Primary Lease at Sublandlord's address in Section 7 below, or at such other address as Sublandlord may provide to Subtenant.

    5. Incorporation of Primary Lease Terms. Except to the extent expressly provided herein, Subtenant shall honor and be bound by, with respect to the Subleased Premises, all obligations of Sublandlord, as tenant, under the Primary Lease, and the word "Tenant" as used in the Primary Lease shall be deemed to refer to Subtenant as they pertain to the Subleased Premises. All remedies, rights of entry, rights of enforcement, indemnifications, releases, waivers and right to payment or reimbursement afforded the Landlord under the Primary Lease as to Sublandlord shall be available to Sublandlord under this Sublease as to Subtenant.

    With respect to any obligations of the Landlord under the Primary Lease, Subtenant shall be entitled to all benefits thereof, provided that Sublandlord shall be obligated to exercise its commercially reasonable efforts to enforce against the Landlord such obligations as are required to be performed by it.

    Subtenant acknowledges that it has reviewed and is familiar with the Primary Lease, and Sublandlord represents that the copy of the Primary Lease attached hereto as Exhibit A is a true, correct and complete copy of the Primary Lease.

    6. Indemnity and Insurance. Subtenant agrees to defend, indemnify and hold harmless Sublandlord, Prime Landlord, and Landlord's managing agent (collectively referred to hereinafter as the "Indemnified Party") from any loss, cost, liability or expense incurred by such Indemnified Party by reason of (i) any injuries to person or damages to property occurring in, on or about the Premises, other than those arising from the gross negligence or willful misconduct of such Indemnified Party, (ii) any work or thing whatsoever done or condition created by Subtenant in, on or about the Premises or Building, or
(iii) any act or omission of Subtenant, its agents, contractors, servants, employees, invitees, licensees, or (iv) any failure of Subtenant to perform or observe any of the covenants or obligations required of Subtenant under this Sublease. In furtherance of the foregoing, Subtenant shall not do or permit to be done anything prohibited to Sublandlord as tenant under the Primary Lease or take any action or do or permit any action which would result in any additional cost or other liability to Sublandlord or Prime Landlord under the Primary Lease or this Sublease.

    In addition to, and not in limitation of, the undertakings contained in the paragraph immediately above, wherever the Sublandlord as tenant under the Primary Lease has agreed to indemnify the Prime Landlord, and in this Sublease, Subtenant likewise agrees to indemnify Subtenant and Prime Landlord.

    Subtenants's obligations under this section above shall survive the expiration or termination of this Sublease.

    Subtenant will carry the insurance required under Section 26 of the Primary Lease naming Sublandlord, Landlord, and Landlord's managing agent (and such other person as Sublandlord or Prime Landlord may request by notice to Subtenant from time to time) as additional insureds thereunder and shall provide such insured parties with certificates of insurance each year evidencing such coverage.

    7. Notices. All notices to be given hereunder shall be delivered in the manner set forth in Section 30 of the Primary Lease addressed to (i) if to Sublandlord at 2092 Gaither Road, Suite 100, Rockville, MD 20850 Attention:
Stephen A. Hathaway, or (ii) if to the Subtenant at the 2092 Gaither Road, Suite 200, Rockville, MD 20850, Attention: Richard H. Deily.

    8. Brokers. Sublandlord and Subtenant each represent and warrant that there is no broker or real estate agent involved in this transaction. Sublandlord and Subtenant each agree to indemnify and hold harmless the other for breach of their warranties contained in this Section.

    9. Interpretation. It is the intent of the parties that all rights and obligations of Sublandlord under the Primary Lease be passed through to the Subtenant under terms and conditions set forth herein. Except as otherwise provided herein, Subtenant shall be bound unto Sublandlord under the terms and conditions of the Primary Lease as they pertain to the Subleased Premises. With respect to the obligations of the Landlord under the Primary Lease, Sublandlord shall be obligated to exercise its rights and remedies against the Landlord insofar as lawfully permissible to enforce such obligations for the benefit of Subtenant.

    10. Sublandlord Estoppel and Covenants. Sublandlord hereby represents to Subtenant that (i) the Primary Lease is in full force and effect; (ii) Sublandlord has received no notice of default from the Landlord which default remains uncured on the date hereof; and (iii) to the best of Sublandlord's knowledge, Sublandlord is not now in default under the Primary Lease. Sublandlord covenants and agrees that it shall (a) not amend the Primary Lease in a manner which adversely affects the rights of Subtenant hereunder; (b) comply with all of the terms, covenants and conditions on its part to be performed and observed by it pursuant to the Primary Lease other than the terms, covenants and conditions required to be performed by Subtenant hereunder, provided that Subtenant does not interfere with Sublandlord in connection with such compliance, and (c) not voluntarily terminate the Primary Lease or permit termination thereof as a result of Sublandlord's default thereunder.

    11. Subtenant Covenants. Subtenant covenants and agrees that Subtenant shall not do anything that would constitute a default under the Primary Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease so as to cause a default under the Primary Lease. Subtenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Subtenant.

    12.  Miscellaneous Provisions.

         (a) This Sublease supersedes any prior oral or written agreements between the parties with respect to the real property described herein, and no modifications to this Sublease, and no waivers of any rights or benefits provided herein, shall be binding unless signed by the party against whom such modification or waiver is sought to be enforced.

         (b) Notwithstanding anything to the contrary herein, the effectiveness of this Sublease shall be contingent upon the consent and approval of the Landlord as evidenced by Landlord's execution of this Sublease in the space provided below. In the event that Landlord fails to execute this Sublease within thirty (30) days after the date hereof, then Sublandlord and Subtenant shall each have the right to terminate the Sublease, at any time before Landlord actually executes the Sublease, upon written notice to the other.

         (c) Time is of the essence.

         (d) Each party expressly waives its right to a jury trial in any claim, action, counterclaim or proceeding involving the other party, arising out of this Sublease or the use and occupancy of the Subleased Premises.

         (e) Landlord's consent to this Sublease shall not be deemed to relieve Sublandlord from any of its obligations as tenant under the Primary Lease, all of which Sublandlord, by its execution hereof, reaffirms to and for the benefit of Landlord. This Section 12(e) may be relied on by Landlord in connection with its execution of the "Consent of Landlord" attached hereto and made a part hereof.

         (f) This Sublease may be executed in multiple counterparts, all of which taken together shall constitute one and the same original.

         (g) Section 11(b)(vii) of the Primary Lease requires that this Sublease contain the following language, all of which shall be binding on the parties hereto:

             "Underlying Lease Agreement." This Sublease and Subtenant's rights under this Sublease shall at all times be subject and subordinate to the underlying Primary Lease identified in the second paragraph hereof, and Subtenant shall perform all obligations of Sublandlord under said Primary Lease, with respect to the Sublease Premises. Subtenant acknowledges that any termination of the underlying Primary Lease shall extinguish this Sublease. Prime Landlord's consent to this Sublease shall not make Prime Landlord a party to this Sublease, shall not create any privity of contract between Prime Landlord and Subtenant or other contractual liability or duty on the part of the Prime Landlord to the Subtenant, shall not constitute its consent or waiver of consent to any subsequent sublease or sub-sublease, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Prime Landlord and Sublandlord under the underlying Primary Lease, in respect of the Sublease Premises. Subtenant shall have no right to assign this Sublease or further sublet the Premises without the prior written consent of Prime Landlord. Any term of this Sublease that in any way conflicts with or alters the provisions of the underlying Primary Lease shall be of no effect as to Prime Landlord and Prime Landlord shall not assume any obligations as landlord under the Sublease and Sublandlord shall not acquire any rights under the Sublease directly assertable against Prime Landlord under the underlying Primary Lease. Sublandlord hereby collaterally assigns to Prime Landlord this Sublease and any and all payments due to Sublandlord from Subtenant as additional security for Sublandlord's performance of all of its covenants and obligations under the underlying Primary Lease, and authorizes Prime Landlord to collect the same directly from Subtenant and otherwise administer the provisions of this Sublease, at the option of Prime Landlord. Subtenant hereby consents to such collateral assignment of this Sublease to Prime Landlord and agrees to observe its obligations created hereby."

         13. Buyout. As also provided in the Compus Services Sublease, upon the execution of this Sublease and the Compus Services Sublease, Subtenant shall pay to Sublandlord a payment of Seventy-Five Thousand Dollars ($75,000.00). Subtenant shall pay to Sublandlord a second payment of Seventy-Five Thousand Dollars (75,000.00) upon Sublandlord's complete vacation of the Subleased Premises.


                          SIGNATURES ON FOLLOWING PAGE

         IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be properly executed as the day and year set forth above.


                                       SUBLANDLORD:

                                       COMPUS SERVICES CORPORATION

/s/ Stephen A. Hathaway
---------------------------            By: /s/ O.W. BURRELL               (SEAL)
Witness                                   --------------------------------
                                       Name:  O.W. Burrell
                                       Title: President




                                       SUBTENANT:

                                       VISUAL NETWORKS OPERATIONS, INC.

/s/ ROBERT BLAIR
---------------------------            By: /s/ RICHARD H. DEILY           (SEAL)
Witness                                   --------------------------------
                                       Name:  Richard H. Deily
                                       Title: Director, Treasury Operations